Julie Morin

May 11, 2006

QPC Lasers, Inc.
(formerly known as Planning Force, Inc.)

Re: Resignation

I, Julie Morin, hereby resign as the President, Chief Executive Officer, Chief Financial Officer, and sole director, and any other officer positions of QPC Lasers, Inc. (formerly known as Planning Force, Inc.), a Nevada corporation, effective as of May 12, 2006, immediately after the closing of the transactions contemplated in the Share Exchange Agreement by and among the Company, me, Quintessence Photonics Corporation, a Delaware corporation (“Quintessence”) and the stockholders of Quintessence to be dated as of May 12, 2006.

IN WITNESS WHEREOF, the undersigned has executed this Resignation as of the date first written above.

/s/ Julie Morin

Julie Morin